As filed with the Securities and Exchange Commission on December 11, 1998

                                                              File No. 333-37287

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                     KEYCORP
             (Exact name of Registrant as specified in its charter)



            Ohio                                                 34-6542451
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000

  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                      ------------------------------------


                             THOMAS C. STEVENS, ESQ.
                        SENIOR EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                                     KEYCORP
                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------


                                   COPIES TO:

                             DANIEL R. STOLZER, ESQ.
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                     KEYCORP
                                127 Public Square
                           Cleveland, Ohio 44114-1306
                                 (216) 689-3000

                      ------------------------------------



If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------



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REMOVAL OF SHARES FROM REGISTRATION

            KeyCorp, an Ohio corporation ("KeyCorp"), registered 3,336,118 (the "Shares") of its Common Shares, with a par value of $1 each ("KeyCorp Common Shares"), to be offered from time to time for the account of certain selling shareholders (the "Selling Shareholders"). The Shares were issued to the Selling Shareholders pursuant to an Agreement and Plan of Reorganization dated as of June 6, 1997 by and among KeyCorp, Key Bank USA, National Association, Champion Mortgage Co., Inc., Champion Mortgage Corp., Champion Wholesale Corp., Champion Financial Corp., Champion Mortgage Servicing Corp. and the Selling Shareholders. The Shares were registered by KeyCorp on Form S-3 Registration Statement (File No. 333-37287) (the "Registration Statement") in accordance with the terms and conditions of the Registration Rights Agreement dated August 29, 1997 (the "Registration Rights Agreement") by and among KeyCorp and the Selling Shareholders.

            The Selling Shareholders have sold an aggregate of 558,000 KeyCorp Common Shares under the Registration Statement. As the time period for which KeyCorp is required pursuant to the Registration Rights Agreement to keep the Registration Statement effective has expired, KeyCorp hereby removes from registration the 2,778,118 KeyCorp Common Shares that have not been sold under the Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 11, 1998.


                                              KEYCORP



                                              By: /s/ DANIEL R. STOLZER
                                                  ------------------------------
                                                  Daniel R. Stolzer
                                                  Vice President and
                                                  Associate General Counsel



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         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on December 11, 1998.

         Robert W. Gillespie, Chairman and Chief Executive Officer (Principal Executive Officer); K. Brent Somers, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer); Lee G. Irving, Executive Vice President and Chief Accounting Officer (Principal Accounting Officer); Cecil D. Andrus, Director; William G. Bares, Director; Albert C. Bersticker, Director; Dr. Carol A. Cartwright, Director; Thomas A. Commes, Director; Kenneth M. Curtis, Director; John C. Dimmer, Director; Stephen R. Hardis, Director; Henry
S. Hemingway, Director; Charles R. Hogan, Director; Douglas J. McGregor, Director; Henry L. Meyer III, Director; Steven A. Minter, Director; M. Thomas Moore, Director; Richard W. Pogue, Director; Ronald B. Stafford, Director; Dennis W. Sullivan, Director; and Peter G. Ten Eyck, II, Director.


                                             KEYCORP

                                             By: /s/ DANIEL R. STOLZER
                                                 -------------------------------
                                                 Daniel R. Stolzer
                                                 Attorney-In-Fact


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